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                                                                 EXHIBIT 5.1


May 17, 1999


David's Bridal, Inc.
44 West Lancaster Avenue
Suite 250
Ardmore, PA  19003


Re:   David's Bridal, Inc.
      Registration Statement on Form S-1 (No. 333-72693)

Ladies and Gentlemen:

We have acted as counsel to David's Bridal, Inc., a Florida corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-1 (the "Registration Statement"), relating to the offering of up to 8,000,000 shares of the Company's common stock, .01 par value (the "Common Stock"). Of such shares, 1,613,000 shares (the "Company Shares") of Common Stock will be sold by the Company and 6,387,000 shares (the "Selling Shareholders Shares") of Common Stock will be sold by certain shareholders and holders of options of the Company.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation, as amended; (c) the Company's Bylaws, as amended; (d) certain records of the Company's corporate proceedings as reflected in its minute and stock books; (e) a draft of the Underwriting Agreement pertaining to the proposed offering subject to the Registration Statement; and (f) such other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that, (i) when issued by the Company and paid for by the underwriters in the manner contemplated in the Registration Statement, the
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David's Bridal, Inc.
May 17, 1999
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Company Shares will be duly authorized, validly issued, fully paid and nonassessable and (ii) the Selling Shareholders Shares are duly authorized, validly issued, fully paid and nonassessable.

Our opinion set forth above is limited to the Florida Business Corporation Act, including interpretations thereof under relevant case law.

We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters." In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP
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    Morgan, Lewis & Bockius LLP